JOINT FILER AGREEMENT

THIS JOINT FILER AGREEMENT, by and among Mark M. Silber, a natural person resident in the State of New York, Rhodium BA Holdings LLC, a limited liability company organized under the laws of the State of Delaware, and OppCapital Associates LLC, a limited liability company organized under the laws of the State of Wyoming, is entered into and effective as of April 19, 2021.

WHEREAS, the parties hereto are affiliates as defined under Rule 405 of the Securities Act of 1933;

WHEREAS, Sunnyside Bancorp, Inc., a corporation organized under the laws of the State of Maryland, (the "**Issuer**") has common shares which are registered with the Securities and Exchange Commission (the "**SEC**");

WHEREAS, one or more of the parties hereto has purchased Common Stock of the Issuer in such volume and with such intent in respect thereof that the parties hereto believe that filing with the SEC on Schedule 13D is required by applicable law; and

WHEREAS, the parties have determined that it is in their respective best interests that they jointly file Schedule 13D in respect of the Common Stock of the Issuer, including any amendments thereto,

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be bound hereby, mutually agree as follows:

1. The parties hereto shall cooperate in a timely fashion, to file and agree to jointly file Schedule 13D in respect of the Common Stock of Issuer owned, acquired, or disposed of by any of the Parties hereto, including any amendments to such Schedule 13D, from time to time.
2. The parties hereto and each of them may terminate this Joint Filer Agreement on no fewer than two business days' notice to the other parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filer Agreement as of the date first above-written.

OPPCAPITAL ASSOCIATES LLC

By: ______________________
Name: Mark M. Silber
Title: Managing Member of Sole Member

RHODIUM BA HOLDINGS LLC

By: ______________________
Name: Mark M. Silber
Title: Managing Member

By: ______________________
Name: Mark M. Silber